As filed with the Securities and Exchange Commission on September 18, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIO-KEY INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	41-1741861
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3349 Highway 138, Building D, Suite B, Wall, New Jersey	07719
(Address of principal executive offices)	(Zip code)

BIO-KEY INTERNATIONAL, INC. 2004 STOCK INCENTIVE PLAN

BIO-KEY INTERNATIONAL, INC. 1999 STOCK OPTION PLAN

INDIVIDUAL OPTION GRANTS

(Full titles of plans)

Michael W. DePasquale

Chief Executive Officer

BIO-key International, Inc.

3349 Highway 138, Building D, Suite B

Wall, NJ 07719

(732) 359-1100

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Charles J. Johnson, Esq.
Choate, Hall & Stewart LLP
Two International Place
Boston, MA 02110
Telephone: (617) 248-5000
Facsimile: (617) 248-4000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	929,669(2)	$0.42(7)	$390,460.98(7)	$4.78
	779,588(3)	$0.45(8)	$350,814.60(8)	$37.54
	2,845,250(4)	$0.97(7)	$2,759,892.50(7)	$295.31
	1,154,750(5)	$0.45(8)	$519,637.50(8)	$55.60
	4,070,000(6)	$0.92(7)	$3,744,400.00(7)	$400.65
Total	9,779,257		$7,765,205.58	$830.88

(1)

Pursuant to Rule 416(a), this registration statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2)	Represents shares of Common Stock of the Registrant issuable upon exercise of options under the Registrant’s 1999 Stock Option Plan.
(3)	Represents shares of Common Stock of the Registrant issuable upon exercise of options and restricted shares to be granted pursuant to the Registrant’s 1999 Stock Option Plan.
(4)	Represents shares of Common Stock of the Registrant issuable upon exercise of options under the Registrant’s 2004 Stock Incentive Plan.
(5)	Represents shares of Common Stock of the Registrant issuable upon exercise of options and restricted shares to be granted pursuant to the Registrant’s 2004 Stock Incentive Plan.
(6)	Represents shares of Common Stock of the Registrant issuable upon exercise of options under individual option grants made by the Registrant.
(7)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price is based on the weighted average exercise price of the issued and outstanding options under the 1999 Plan, the 2004 Plan, and individual option grants, as applicable.

(8)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price is based on the average of the high and low prices of the Registrant’s Common Stock reported on the OTC Bulletin Board on September 11, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I of Form S-8 constituting the requirements of a Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8. Such information is not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                    INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have previously been filed by the Company with the Commission, are hereby incorporated into this Registration Statement:

•	the Registrant’s Annual Report on Form 10-KSB for the year December 31, 2005, as amended;

•	the Registrant’s Quarterly Reports on Form 10-QSB for the quarter ended March 31, 2006 as amended and the quarter ended June 30, 2006;

•

the Registrant’s Current Reports on Form 8-K filed on January 6, 2006, Form 8-K filed on January 25, 2006, Form 8-K filed on February 9, 2006, Form 8-K filed on March 29, 2006, Form 8-K filed on May 18, 2006, Form 8-K/A filed on May 19, 2006, Form 8-K filed on July 28, 2006, Form 8-K/A filed on August 9, 2006, Form 8-K filed on August 15, 2006, and Form 8-K filed on August 16, 2006; and

•	the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form SB-2/A filed pursuant to the Securities Act on July 20, 2006.

All reports and other documents subsequently filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall be deemed incorporated by reference into this Registration Statement and shall be a part hereof from the date of filing such reports and documents.

The Registrant is not incorporating any information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.                    DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.                    INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable.

ITEM 6.                    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

In accordance with Section 145 of the Delaware General Corporation Law, Article VIII of the Company’s Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Company’s Certificate of Incorporation provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Article VI of the Company’s Bylaws provides for indemnification by the Company of its directors and officers and in the discretion of the Board of Directors, non-officer employees against expenses (including attorneys fees, judgments, fines and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, in accordance with, and to the fullest extent permitted by, the Delaware General Corporation Law.

The indemnification provisions described above would provide coverage for claims arising under the Securities Act and the Exchange Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Company’s Certificate of Incorporation, Bylaws, the Delaware General Corporation Law, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In addition, the Company has purchased directors and officers liability insurance.

ITEM 7.                    EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.                    EXHIBITS.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9.                    UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized, in the city of  Wall, the State of New Jersey, on this 18th day of September, 2006.

BIO-KEY INTERNATIONAL, INC.

/s/ Michael W. DePasquale
By:	Michael W. DePasquale
President and Chief Executive Officer

Power of Attorney and Signatures

Know all by these presents, that each individual whose signature appears below constitutes and appoints Michael W. DePasquale, Francis J. Cusick, and Charles J. Johnson his or her true and lawful attorneys-in-fact and agents with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title	Date

/s/ Michael W. DePasquale	Chief Executive Officer and Director	September 18, 2006
Michael W. DePasquale	(Principal Executive Officer)

/s/ Francis J. Cusick	Chief Financial Officer	September 18, 2006
Francis J. Cusick	(Principal Financial and Accounting Officer)

/s/ Thomas J. Colatosti	Chairman of the Board of Directors	September 18, 2006
Thomas J. Colatosti

/s/ Jeffrey J. May	Director	September 18, 2006
Jeffrey J. May

/s/ John Schoenherr	Director	September 18, 2006
John Schoenherr

/s/ Charles P. Romeo	Director	September 18, 2006
Charles P. Romeo

INDEX OF EXHIBITS

Exhibit	Note	Title

4.1	(1)	Specimen certificates for shares of BIO-key International, Inc. common stock

4.2	(2)	Certificate of Incorporation of BIO-key International, Inc.

4.3	(2)	By-Laws of BIO-key International, Inc.

4.4	(3)	Certificate of Amendment of Certificate of Incorporation of BIO-key International, Inc.

5.1	*	Opinion of Choate, Hall & Stewart LLP as to the legality of the shares being registered.

23.1	*	Consent of DS&B, Ltd.

23.2	*	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1)

24.1	*	Power of Attorney (included on the signature page to this registration statement)

99.1	*	Form of Option to Purchase Common Stock of Bio-key International, Inc. (for issuance of individual option grants)

99.2	(4)	Bio-key International, Inc. 2004 Stock Incentive Plan

99.3	(5)	Bio-key International, Inc. 1999 Stock Option Plan (f/k/a SAC Technologies, Inc. 1999 Stock Option Plan)

Notes to Index of Exhibits

(1)	Filed as an exhibit to the Registrant’s registration statement on Form SB-2, File No. 333-16451 dated February 14, 1997 and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2005 and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s proxy statement filed with the Securities and Exchange Commission on January 18, 2006 and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s registration statement on Form SB-2, File No. 333-120104 dated October 29, 2004 and incorporated herein by reference.

(5)	Filed as an exhibit to the Registrant’s annual report on Form 10-KSB filed on April 14, 2000 and incorporated herein by reference.

*                 Filed herewith.